Exhibit 23-e

CONSENT OF EXPERT

We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included or incorporated by reference under the heading “Item 8. Financial Statements and Supplementary Data” in Amendment No. 1 to the Annual Report on Form 10-K/A of ArvinMeritor, Inc. (“ArvinMeritor”) for the fiscal year ended September 30, 2009, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form	Registration No.	Purpose
S-8	333-141186	2007 Long-Term Incentive Plan

S-3	333-143615	Registration of convertible notes, guarantees and common stock

S-3	333-134409	Registration of convertible notes, guarantees and common stock

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43118	ArvinMeritor, Inc. 1988 Stock Benefit Plan

S-3	333-43116	ArvinMeritor, Inc. 1998 Stock Benefit Plan

S-3	333-43112	ArvinMeritor, Inc. Employee Stock Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

BATES WHITE LLC

By:	/s/ Charles E. Bates
Charles E. Bates, Ph.D.
President and CEO

Date: November 19, 2009